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                                                                 EXHIBIT 24(c)


                              C E R T I F I C A T E





        I, Kathleen A. Weigand, do hereby certify that I am a duly elected, qualified and acting Assistant Secretary of TRW Inc. ("TRW"), an Ohio corporation; that attached hereto and marked as "Exhibit A" is a true and correct copy of resolutions duly adopted by the Directors of TRW at a meeting thereof duly called and held on February 11, 1998, at which meeting a quorum was present and acting throughout; and that said resolutions have not been modified, revoked or rescinded in any manner and are now in full force and effect.

        IN WITNESS WHEREOF, I have hereunto set my hand and have caused the seal of TRW to be affixed hereto at Lyndhurst, Ohio this 20th day of March, 1998.







                                             /s/ Kathleen A. Weigand
                                             Assistant Secretary


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                                                                     Exhibit A


RESOLVED that any officer or assistant officer of the Corporation is authorized and empowered, for and on behalf of the Corporation, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission, Washington, D.C. (the "Commission"), a registration statement on Form S-8 or any other appropriate form or forms pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering participations in, and the shares of Common Stock of the Corporation, or other securities of the Corporation, to be acquired, issued, contributed or sold in connection with, the BDM 401(k) Savings Plan, and any and all amendments, including post-effective amendments, and exhibits to such registration statement and to existing registration statements relating to such plan; and to take such other action as may be necessary and appropriate to effect registration under the Act of the participations in such plan and the shares of Common Stock of the Corporation, or other securities of the Corporation, offered or to be offered pursuant to such plan, including the execution of a power of attorney evidencing the authority set forth herein;

FURTHER RESOLVED that David B. Goldston, William B. Lawrence, David F. Menz, Kathleen A. Weigand and J. Lawrence Manning, Jr. and each of them is appointed an attorney for the Corporation, with full power of substitution and resubstitution, to execute and file, for and on behalf of the Corporation, such proposed registration statement and any and all such amendments, including post-effective amendments, and exhibits thereto, and any and all applications or other documents to be filed with the Commission or elsewhere pertaining to such registration or amendments, with full power and authority to take or cause to be taken all other actions which they deem necessary and appropriate to effect the purposes of the foregoing resolution;

FURTHER RESOLVED that any officer or assistant officer of the Corporation is authorized and empowered, for and on behalf of the Corporation, to execute, certify, deliver, file and record all agreements, documents and instruments and to take or cause to be taken any other actions deemed necessary and appropriate to give effect to the transactions approved and authorized pursuant to the foregoing resolutions; and

FURTHER RESOLVED that if, in connection with the preparation, execution and delivery of the registration statement and related documents approved and authorized pursuant to the foregoing resolutions, any particular form of resolution or resolutions is required by the Commission or other agency to effect filing hereunder, the resolution or resolutions shall be deemed adopted when certified by the Secretary (or any Assistant Secretary) of the Corporation; provided, however, that the resolutions do not exceed or contradict the authorities granted pursuant to the foregoing resolutions.